UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LOYAL SOURCE MARKET SERVICES INC
(Exact name of registrant as specified in its charter)

Nevada	3564	32-0493130
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Loyal Source Market Services Inc

13025 Klimovske, Zilina, Slovakia, 01001

(702) 924-0620

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

CORPORATE FILING AGENTS

406 Ash St., Henderson, NV 89015

(270) 714-1601

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Law Offices Of Alexander E. Kuhne, P.C.

Attorney And Counselor At Law

33717 Woodward Avenue, Suite 289

Birmingham, Michigan 48009

Tel (248) 644-4539 Fax (248) 646-8337 LexKuhne@gmail.com

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
	Amount to Be		Offering Price		Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered (1)		per Share		Offering Price	Registration Fee
Common Stock, par value $0.001 per share	2,000,000	(2)	$0.04	(3)	$80,000	$9.28
TOTAL	2,000,000		$-		$80,000	9.28

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED _____________

PRELIMINARY PROSPECTUS

Loyal Source Market Services Inc

2,000,000 Shares of Common Stock at $0.04 per share

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value, by Loyal Source Market Services Inc, a Nevada corporation (“we”, “us”, “our”, “Loyal Source”, “Loyal Source Market Services Inc”, “Company” or similar terms). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our management, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period. We will pay all expenses incurred in this Offering.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 25% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 75% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold
Common Stock	$0.04	Not Applicable	$20,000	$40,000	$60,000	$80,000
Totals	$0.04	Not Applicable	$20,000	$40,000	$60,000	$80,000

We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $.04 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is a direct primary being conducted on a self-underwritten, basis, which means our President, Kamil Hornik, will attempt to sell the shares. There is no commitment by any person to purchase any shares. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The offering date is the date by which this registration statement becomes effective.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales. We have not made any arrangements to place funds in an escrow, trust or similar account. Any funds received as part of the offering will be immediately deposited into our bank account and will be available to us for our immediate use. If we fail to raise enough capital to commence operations, you may lose your entire investment. Additionally, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. Similarly, if a creditor sues us and obtains a judgment against us, the creditor could garnish our bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 8.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2018

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 8 and 16, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Corporate Background and Business Overview

Our Company was incorporated in the State of Nevada on April 1, 2016 to engage in the development and operation of a business engaged in the distribution of Home Air Purifiers produced in Asia. Our principal executive offices are located at 13025 Klimovske, Zilina, Slovakia, 01001. Our phone number is (844)290-7562. We are a development stage company and we have no subsidiaries.

We require a minimum funding of $20,000 to conduct our business over the next 12 months, and if we are unable to obtain this level of financing, our business may fail.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” disclosed later in this prospectus.

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We are in the early stages of developing our plan to distribute Home Air Purifiers. We currently have initial revenues, some operating history, and first orders to purchase Home Air Purifiers. Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our Home Air Purifiers distribution business and hire one salesperson (See “Business of the Company” and “Plan of Operations”). We currently have commercial Home Air Purifiers products available, which we are currently selling.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, initial equity funding by our sole officer and director, purchasing our business office building on April 27, 2016 located at 13025 Klimovske, Zilina, Slovakia, 01001 and minimal sales.

We have generated initial revenues and our principal business activities to date consist of creating a business plan, finding and selling to our first customer and generating our initial revenues. We have entered into a Supply Agreements, dated June 8, 2016, with Hangzhou XiaoBaiYang Technology CO., LTD., Hongkong Chictec International Trading Limited and ShenZhen AJS New Energy Technology Co.,LTD., China and Hong Kong limited liability companies (“Hangzhou XiaoBaiYang, Hongkong Chictec and ShenZhen AJS”), which are established distributors of Home Air Purifiers. Hangzhou XiaoBaiYang, Hongkong Chictec, ShenZhen AJS are large and well-established suppliers and distributors of Home Air Purifiers of almost any kind in Asia.

The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase Home Air Purifier products (including PhotoPlasma technology,Thermodynamic sterilization (TSS),Ultraviolet germicidal irradiation products, Filters, Polarized-media electronic air cleaners, Photocatalytic oxidation (PCO) and Ionizer purifiers products and Ozone generators) at item prices agreed upon with our particular supplier. The prices to be paid by us are fixed but can be changed with a simple verbal communication between us and the particular supplier. The Supply Agreements don’t have any minimum purchase requirements. Hangzhou XiaoBaiYang, Hongkong Chictec and ShenZhen AJS are currently distributors and manufacturers of Home Air Purifier products.

We received our initial funding of $4,000 through the sale of common stock to our sole officer and director, who purchased 4,000,000 shares at $0.001 per share.

Our financial statements from inception on April 1, 2016 through October 31, 201 8 report initial revenues of $249 ,510 and a net gain of $1,198.

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The following is a brief summary of this Offering:

THE OFFERING

The Issuer:	Loyal Source Market Services Inc.

Securities Being Offered:	2,000,000 shares of common stock

Price Per Share:	$0.04

Common stock outstanding before the offering:	4,000,000 shares of common stock

Common stock outstanding after completion of the offering	6,000,000 shares of common stock (assuming the sale of all 2,000,000 shares being offered)

Duration of the Offering:

The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our management, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period.

Manner of Offering	The offering is a self-underwritten, direct primary offering with no minimum purchase requirement.

Net Proceeds	$80,000 (assuming the sale of all 2,000,000 being offered)

Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director, Kamil Hornik .

Anticipated Total Registration Costs:	We estimate our total offering registration costs to be approximately $7,010.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Information

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited and reviewed financial statements and related notes from April 1, 2016 (date of inception) to October 31, 2018, included on Page F-1 in this prospectus.

Financial Summary	January 31, 2018 ($)
Cash and Deposits	1,105
Total Assets	5,698
Total Liabilities	500
Total Stockholder’s Equity	4,198

Statement of Operations	Accumulated From April 1, 2016 (Inception) to January 31, 201 8 ($)
Total Expenses	400
Net Gain (Loss) for the Period	1,198

We have recently commenced our operations and currently have initial revenues of $249,510. Our accumulated income at January 31, 2018 was $1,198. We anticipate that we will more than likely incur net losses from our operations for the foreseeable future.

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CAUTIONARY STATEMENT REGAR DING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business

Because our independent registered public accountants have issued a going concern opinion, there is substantial uncertainty that we will continue operations, in which case you could lose your investment.

Our independent registered public accountants have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We have a limited operating history and more than likely will have losses for the foreseeable future.

We were incorporated on April 1, 2016 and have limited operations. We have realized $ 249,510 in revenues to date. Our Home Air Purifiers distribution business is under development and we do have Home Air Purifiers available for commercial sale. We have initial operating history upon which an evaluation of our future success or failure can be made, though it is limited. Our net gain from inception to January 31, 2018 is $1,198. Based upon our proposed plans, we expect to incur operating losses in future periods. This might happen because there are substantial costs and expenses associated with the development, marketing and distribution of our product. We may fail to generate revenues in the future. If we cannot attract a significant number of purchasers, we will not be able to generate significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

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In particular, additional capital may be required in the event that:

•	the actual expenditures required to be made are at or above the higher range of our estimated expenditures;

•	we incur unexpected costs in completing the development of our business or encounter any unexpected difficulties;

•	we incur delays and additional expenses related to the development of a market for our product; or

•	we are unable to create a substantial market for our products; or we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.

Our ability to successfully market our product and to eventually distribute and use it to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. Given that we have limited operating history and limited revenues to date, we may not be able to achieve this goal, and we may go out of business. We may need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our Home Air Purifiers products and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining loans will increase our liabilities and future cash commitments, and there can be no assurance that we will even have sufficient funds to repay our future indebtedness or that we will not default on our future debts if we are able to even obtain loans.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

The Home Air Purifiers distribution market is fragmented and competitive and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve.

The Home Air Purifiers distribution market is fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product. We will compete with many local, regional and national Home Air Purifiers distributors and dealers. In addition, some Home Air Purifiers suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, distributors of products similar to those distributed by us may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

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We depend on independent Home Air Purifiers suppliers for our business to operate.

We are and will continue to be for the foreseeable future, substantially dependent on independent Home Air Purifiers suppliers to deliver our products. We do not have our own manufacturing facilities to produce Home Air Purifiers. We are and will continue to be for the foreseeable future, entirely dependent on third parties to supply Home Air Purifiers to operate our Home Air Purifiers distribution business. We rely on third-party supply companies to supply Home Air Purifiers and deliver it to us for resale. We can make no assurance that we will be able to establish and maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms. As independent companies, these suppliers make their own business decisions. Such suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability. In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer. In addition, we will face risks associated with any supplier’s failure to adhere to quality control and service guidelines or failure to ensure an adequate and timely supply of product to our potential and future customers. Any of these factors could negatively affect our business and financial performance. If we are unable to obtain and maintain a source of supply for Home Air Purifiers, our business will be materially and adversely affected.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

We are a new company, having been formed and commenced operations only in 2016. Our success depends on our ability to build and maintain the brand image for our Home Air Purifiers products and effectively build the brand image for any new products. We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our products’ brand image and on consumer preferences. Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other products. Allegations of product defects, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected product was distributed. Product recalls would negatively affect our profitability and brand image.

If we are unable to complete our plan to distribute our Home Air Purifiers, we will not be able to generate revenues and you will lose your investment.

We have not yet fully completed our plan to distribute Home Air Purifiers, and we have initial revenues from the sale of our Home Air Purifiers. The success of our proposed business will depend on the completion of our plan and the acceptance of our Home Air Purifiers products by the general public. Achieving such acceptance will require significant marketing investment. Once we are capable of distributing our Home Air Purifiers products, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If our Home Air Purifiers products are not accepted at sufficient levels, our business will fail.

Changes in economic conditions that impact consumer spending could harm our business.

Our financial performance is sensitive to changes in overall economic conditions that impact consumer spending, particularly spending associated with non-essential products, such as Home Air Purifiers, which are not indispensable to maintaining a basic lifestyle. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products. A general reduction in the level of consumer spending or shifts in consumer spending to other products could have a material adverse effect on our growth, sales and profitability.

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Because we will import our products from overseas, a disruption in the delivery of imported products may have a greater effect on us than on our competitors.

We will import our product from Asia. Because we import our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the US. Deliveries of our products may be disrupted through factors such as:

•	raw material shortages, work stoppages, strikes and political unrest;

•	fuel price increases;

•	problems with ocean shipping, including work stoppages and shipping;

•	container shortages;

•	increased inspections of import shipments or other factors causing delays in shipments; and

•	economic crises, international disputes and wars.

Some of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on products in the future, we may need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

We do not currently accept credit card payment for our products.

We currently accept wire transfers, checks and cash. We plan to accept credit card payments and other types of payments such as PayPal in the near future once our website is operational. As many of our competitors accept credit card payments this could present a material risk as potential customers may only wish to pay with a credit card and may order from a competitor if we do not.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Mr. Hornik for all of our operations. The loss of Mr. Hornik will have a substantial negative effect on our company and may cause our business to fail. Mr. Hornik has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Hornik’s services could prevent us from completing the development of our business distributing Home Air Purifiers products and having revenues. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have not fully completed the development of our business distributing Home Air Purifiers products and have only generated initial limited revenues. Our sole officer and director has some prior experience distributing or selling Home Air Purifiers products. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed Home Air Purifiers products will gain wide acceptance in its target market or that we will be able to effectively market our product.

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Our officer and director is engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

Our sole officer and director has existing responsibilities and has additional responsibilities to provide management and services to other entities. We initially expect Mr. Hornik to spend approximately 20 hours a week on the business of our company. As a result, demands for the time and attention from Mr. Hornik from our company and other entities may conflict from time to time. Because we rely primarily on Mr. Hornik to maintain our business contacts and to promote our product, his limited devotion of time and attention to our business may hurt the operation of our business.

Our officer and director beneficially owns a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, our sole officer and director, Mr. Hornik, beneficially owns 4,000,000 shares of our common stock in the aggregate, or 100% of our issued and outstanding shares of common stock. Assuming completion of the Maximum Offering, he will hold 67% of our issued and outstanding shares of common stock. As a result, our sole officer and director will have significant influence to:

•	Elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Hornik, new investors may not be able to effect a change in our business or management, and therefore, stockholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our Mr. Hornik, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. In order to comply with such requirements, our independent registered public accountants will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our independent registered public accountants and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

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Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•

Had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•

In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•

In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

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Because our headquarters and assets are located outside the U.S., investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. federal securities laws against the Company and its non-U.S. resident officer and director.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident and our headquarters and assets are located outside the United States, in Slovakia. Consequently, it may be difficult for investors to affect service of process on our sole officer and director and to enforce in the United States judgments obtained in United States courts against the Company and its sole officer and director based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us is likely not be enforceable in Slovakia.

The lack of public company experience of our management could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mr. Hornik lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, Mr. Hornik, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because our headquarters and assets are located outside the U.S., potential investors may experience difficulties in delivering subscription agreements and payment to our international address.

Our headquarters and mailing address are located outside the United States, in Slovakia.  While international mail delivery is generally successful, there is the risk that potential investors will have difficulty with our foreign address or that subscription agreements and payment may be delayed or lost.

Risks Associated with our Common Stock

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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If our shares of common stock commence trading on the OTC Bulletin Board, the trading price may fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, the extremely small numbers of holders will sharply limit liquidity of the shares, and there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts’ estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We have not engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

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Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares of common stock. At present, there are 4,000,000 issued and outstanding shares of common stock, and if we are successful in completing the Maximum Offering there will be 6,000,000 shares outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our shares of common stock.

The issuance of preferred stock could adversely affect holders of our common stock, which may negatively impact your investment.

Our Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock without any action on the part of the shareholders. The Board of Directors also has the power, without shareholder approval, to set the terms of any such classes of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our dissolution, winding up and liquidation, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected. At this time the Board of Directors has no plans to issue any preferred shares of stock. If Preferred Shares are issued in the future, the number of shares available for issue as Common Stock would be reduced by the number of Preferred Shares issued.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

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MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 4,000,000 shares of our common stock since our inception on April 1, 2016. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We have 1 holder of record of our common stock as of the date of this prospectus.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. The various offering amounts presented are for illustrative purposes only and the actual amount of proceeds raised, if any, may differ significantly.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000

NET CASH – January 31, 2017	355	355	355	355
TOTAL BEFORE EXPENSES	20,355	40,355	60,355	80,355
OFFERING EXPENSES
Legal and Accounting	3,500	3,500	3,500	3,500
Publishing/EDGAR fees	200	200	200	200
Transfer Agent	3,300	3,300	3,300	3,300
SEC Filing fee	10	10	10	10
TOTAL OFFERING EXPENSES	7,010	7,010	7,010	7,010
NET AFTER OFFERING EXPENSES	12,990	32,990	52,990	72,990

EXPENDITURES (1)
Maintaining reporting status	10,000	10,000	10,000	10,000
Office set up	1,000	2,000	3,000	4,000
Web site development	1,090	2,500	4,000	5,000
Advertising/marketing	900	15,000	30,000	35,000
Sales person	-	-	-	12,000
General administrative costs	-	3,490	5,990	6,990

Net Remaining Balance	-0-	-0-	-0-	-0-

______

(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

The figures above represent only estimated costs.

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Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this Prospectus.

If the Company is not successful in selling all 2,000,000 shares within the prescribed 180 day period (which may be extended an additional 90 days in our sole discretion), then we will not be able to proceed with our business plan unless additional funds are raised in some other manner.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this Prospectus.

Our offering expenses of approximately $7,010 are comprised primarily of legal and accounting expenses, publishing/Edgarization fees, SEC filing fees and transfer agent fees. Our officer and director will not receive any compensation for his efforts in selling our shares.

If we are able to sell only 1,500,000, shares (75% of this offering) we can maintain our reporting requirements with the SEC and complete the development of our business to distribute Home Air Purifiers, with the exception that we will have insufficient funds to hire a sales person. If we are not able to sell a minimum of 500,000 shares (25% of this offering), we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Nevada. If we do not sell at least 500,000 shares (25% of this offering) we will not be able to maintain our reporting status with the SEC, remain in good standing with the state of Nevada and complete most of our website development. If we are unable to complete the Maximum Offering of 2,000,000 shares, we will attempt to raise the funds needed to complete our Plan of Operation through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of developing our website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our Home Air Purifiers products business, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 2,000,000 shares of common stock under this Offering, the net proceeds will be used for our business plan and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of January 31, 2018 was $5 ,198 or approximately $0.0013 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of January 31, 2018.

The following table sets forth as of January 31, 2018, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.04	0.04	0.04	0.04
Post offering net tangible book value	18,188	38,188	58,188	78,188
Post offering net tangible book value per share	0.004	0.0076	0.0106	0.013
Pre-offering net tangible book value per share	0.0013	0.0013	0.0013	0.0013
Increase (Decrease) in net tangible book value per share after offering	0.003	0.006	0.009	0.012
Dilution per share	0.036	0.032	0.029	0.027
% dilution	89%	80%	73%	67%
Capital contribution by purchasers of shares	$20,000	$40,000	$60,000	$80,000
Capital Contribution by existing stockholder	4,000	4,000	4,000	4,000
Percentage capital contributions by purchasers of shares	86%	93%	95%	96%
Percentage capital contributions by existing stockholder	14%	07%	05%	04%
Gross offering proceeds	$20,000	$40,000	$60,000	$80,000
Anticipated net offering proceeds	$12,990	$32,990	$52,990	$72,990
Number of shares after offering held by public investors	500,000	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	4,500,000	5,000,000	5,500,000	6,000,000
Purchasers of shares percentage of ownership after offering	11%	20%	27%	33%
Existing stockholders percentage of ownership after offering	89%	80%	73%	67%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
PLAN OF OPERATION

Overview

We were incorporated in the State of Nevada on April 1, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have made significant purchase of assets when we bought our business office.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We are not a Shell Company registrant as that term is defined in Securities Act Rule 405 and Exchange Act Rule 12b-2 which define a Shell Company as a company, other than an asset-backed issuer, with no or nominal operations; and either:

•	no or nominal assets;

•	assets consisting of cash and cash equivalents; or

•	assets consisting of any amount of cash and cash equivalents and nominal other assets, and because we do have real business operations, have assets (our business office in Slovakia) which consists not only of cash and cash equivalents but also of business office.

Our business office is located at 13025 Klimovske, Zilina, Slovakia, 01001.

We are a development stage company that has started to generate initial revenue and has had initial operations to date. From April 1, 2016 (inception) to January 31, 2018, we have an accumulated net gain of $1,198. As of January 31, 2018, we had total assets of $5,698, and $500 in liabilities.

Our business is the distribution of Home Air Purifiers produced in Asia to the USA market. We have generated initial revenues of $ 249,510 and our principal business activities to date consist of creating a business plan, finding and selling to our first customers, generating our initial revenues and purchasing our business office in Slovakia. We have entered into a Supply Agreements, dated June 8, 2016, with Hangzhou XiaoBaiYang Technology CO., LTD., Hongkong Chictec International Trading Limited and ShenZhen AJS New Energy Technology Co.,LTD, China and Hong Kong limited liability companies (“Hangzhou XiaoBaiYang, Hongkong Chictec, and ShenZhen AJS”), which are established distributors of Home Air Purifier. Hangzhou XiaoBaiYang,Hongkong Chictec and ShenZhen AJS are large and well-established suppliers and distributors of Home Air Purifiers of almost any kind in the China and Hong Kong markets . The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase any quantities of Home Air Purifiers products (including PhotoPlasma technology products, Thermodynamic sterilization (TSS) products, Ultraviolet germicidal irradiation products, Filters, Polarized-media electronic air cleaners, Photocatalytic oxidation (PCO) products, Ionizer purifiers products and Ozone generators) at item prices agreed upon with each particular supplier. The prices to be paid by us are fixed and may be changed only with a simple verbal communication between us and the supplier. The Supply Agreements have no minimum purchase requirements. Hangzhou XiaoBaiYang, Hongkong Chictec and ShenZhen AJS are currently distributors and manufacturers of Home Air Purifiers products.

Our customers will be asked to 100% prepay for the products. Customers will have following options to pay for our products: by wire transfer or by sending a check/money order. If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill. As soon as we receive prepayment for the products from our customers we will purchase these products from our suppliers by wire transfer or check payment including shipping costs. The purchased products will be shipped directly to the customers.

Set up Office.

Time Frame: 1st - 3rd months.

Upon completion of our offering we plan to set up office in the US and acquire the necessary office equipment to begin operations. We believe that it will cost at $1,000 - $2,000 to set up office and obtain the necessary office equipment to begin operations. Kamil Hornik, our sole officer and director will handle our administrative duties.

Develop Our Website.

Time Frame: 3rd -5th months.

When our US office is set up, we intend to begin developing our website. Our sole officer and director, Kamil Hornik will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us design and develop our website. We do not have any written agreements with any web designers at current time. We believe that it will cost between $2,000 and $5,000 for our website to be operational. It will take up to 90 days to develop our website. There will be information about us, the variety of Home Air Purifiers we will offer, information on how to order our product and other information. Updating and improving our website will continue throughout the lifetime of our operations.

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Commence Marketing Campaign.

Time Frame: 6th -12th months.

Once our website is operational, we will begin to market our product on our website also. We intend to use marketing strategies, such as web advertisements, direct mailing, and to continue to make phone calls (as we do now) to acquire potential customers. We also expect to get new clients from “word of mouth” advertising where our new clients will refer their friend and colleagues to us. We plan to attend trade shows in our industry to showcase our product with a view to find new customers: The International Air-Conditioning, Heating, Refrigerating Exposition (AHR Expo) in Las Vegas (hosting more than 2,000 exhibitors and attracting 60,000 industry professionals from every state in America and 150 countries worldwide), American Society of Heating, Refrigerating and Air-Conditioning Engineers Annual Conference in St. Louis, MO, World Energy Engineering Congress in Washington, DC , Sheet Metal and Air Conditioning Contractors' National Association Annual Convention in Phoenix, AZ, Air-Conditioning, Heating & Refrigeration Institute Annual Meeting in Scottsdale, AZ , Heating, Air Conditioning & Refrigeration Distributors International Annual Conference in Colorado Springs, CO, Cooling Technology Institute (CTI) Annual Conference in New Orleans, LA .We also will use internet promotion tools on Facebook and Twitter to advertise our products and company. We intend to spend from $15,000 to $35,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Negotiate service agreements with potential wholesale customers.

Time Frame: 6th -12th months.

In the same time we start our marketing campaign, we plan to contact and start negotiations with potential wholesale customers, such as large department stores and Air Purifier product distributors. Initially, our sole officer and director, Mr. Hornik, will look for potential wholesale customers. We will negotiate terms and conditions of collaboration. Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful purchase agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a Salesperson.

Time Frame: 8th -12th months.

If we sell 100% shares in this offering, we intend to hire one salesperson to introduce our products. The salesperson’s job would be to find new potential purchasers, and to set up agreements with wholesale customers to buy our Home Air Purifiers. The company has budgeting $12,000 for a part-time salesperson if we are able to complete the maximum offering.

Based on our current operating plan, we believe that we will start to generate significant revenues from selling our Home Air Purifiers by the end of 2018. We do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this offering to expand our planed business activities. We may also need to obtain additional financing to operate our business for the twelve months following completion of our public offering. Additional financing, whether through public or private equity or debt financing arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

Kamil Hornik, our president will be devoting 20 hours per week to our operations.

In summary, we expect to be in full operation and increasingly selling our products within 12 months of completing our offering. Until we start to sell large quantities of our products, we do not believe that our operations will be increasingly profitable. If we are unable to continue to attract customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Revenues and Results of Operations

Our revenue for the years ended January 31 , 2018 and 2017 was $121,939 and $127,571, respectively. The decrease in revenue was the result of our client ordering different types and fewer units during the year ended January 31, 2018. Our cost of goods sold for the years ended January 31, 2018 and 201 7 was $114 ,804 and $117 ,271 resulting in a gross profit (loss) of $ 7,136 and $10 , 300, respectively. The decrease in cost of goods sold was based upon our ordering fewer units to fulfill orders from our client. Our operating expenses for the years ended January 31, 2018 and 201 7 were $6 ,233 and $10,005, respectively. The decrease in operating expenses was primarily due to professional fees, specifically legal and audit fees incurred relating to our filings with the Securities and Exchange Commission. Our net income (loss) for the years ended January 31, 2018 and 201 7 was $ 903 and $295, respectively.

Our revenue from inception (April 1, 2016) through January 31, 2018 was $249,510. Our cost of goods sold for the same period was $232 ,074 resulting in a gross profit of $17,435. Our operating expenses for the same period were $16,238, resulting in a net income of $1,198.

Our total assets at January 31, 2018 were $5,698, consisting of our business office in Slovakia and cash on hand. Our current liabilities were $500. We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $3,500.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have generated initial revenues from operations. We cannot guarantee we will be successful in expanding our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to retain, on a consulting basis, engineers to conduct technical and economic feasibility studies. We are seeking funding from this offering to provide for administrative expenses related to operations while arranging for financing for our business plan.

We have no assurance that future financing will materialize. If that financing is not available to use for our development program, we may be unable to continue.

Liquidity and Capital Resources

We are a development stage company with limited initial operating history. We have generated initial revenues of $249 ,510 and net gains of $1,198. Accordingly, there is limited operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. We anticipate our company will experience substantial growth during the next two years. This period of growth and the start-up of the business are likely to be a significant challenge to us.

Based on our budget shown above, we anticipate needing approximately $80,000 to meet our requirements for operating needs for the 12 months of the estimated budget. Our current cash on hand will not allow us to greatly expand our operations. However, no assurance can be given that we will be able to do so. Additionally, we will need to obtain financing in order to sustain our operations beyond the end of month 12. We anticipate that our future cash needs will be approximately $50,000 for the twelve month period following the end of month 12, and we do not currently have any arrangements for financing such amount. We anticipate obtaining such financing by way of public or private offerings of our debt and/or equity securities. No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

Even if we do complete the implementation of our business plan, we may not be able to generate sufficient revenues to become profitable.

Going Concern Consideration

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, potential future losses from operations, and our need for additional financing in order to fund our projected growth in 2017 and beyond.

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SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2018.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

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Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Our customers pay for their product at the time we are advised by the manufacturer/distributor that the product is ready for shipment or pick-up. The Company recognizes revenue when the pre-paid product has been delivered to, or picked up by, the customer. In the event there is a significant delay between the dates the customer pre-pays for the product and the delivery or pick-up of the product, revenue would be deferred until the customer accepts delivery of the product.

Income Taxes

We will use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to January 31, 2018. We expect to incur significant expenses in future periods which will offset the minimal net income shown in the year ended January 31, 2018. From inception to the year ended January 31, 201 8 the Company had a net gain of $1, 198 from operations.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

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DESCRIPTION OF BUSINESS

Organization within the Last Five Years

We were incorporated in the State of Nevada on April 1, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have made some significant purchase of assets buying our business office in Slovakia. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. Our business office is located at 13025 Klimovske, Zilina, Slovakia, 01001.

In General

Our business is the distribution of Home Air Purifiers, produced in China and Hong Kong, to the USA. We have generated our initial revenues and our principal business activities to date consist of creating a business plan, finding and selling to our first customers, generating our initial revenues and purchasing our business office in Slovakia and entering into a Supply Agreement, dated June 8, 2016 , with Hangzhou XiaoBaiYang Technology CO., LTD.,Hongkong Chictec International Trading Limited and ShenZhen AJS New Energy Technology Co.,LTD, China and Hong Kong limited liability companies, (“Hangzhou XiaoBaiYang, Hongkong Chictec and ShenZhen AJS”), which are established distributors of Home Air Purifiers . Hangzhou XiaoBaiYang, Hongkong Chictec and ShenZhen AJS are large and well-established suppliers and distributors of Home Air Purifiers of almost any kind in the China and Hong Kong. The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase any type of Home Air Purifiers products (including PhotoPlasma technology, Thermodynamic sterilization (TSS), Ultraviolet germicidal irradiation products, Filters, Polarized-media electronic air cleaners, Photocatalytic oxidation (PCO) and Ionizer purifiers products and Ozone generators) at item prices agreed upon with each supplier. The prices to be paid by us are fixed and can be changed with a simple verbal communication between us and a particular supplier. The Supply Agreements have no minimum purchase requirements. Hangzhou XiaoBaiYang, Hongkong Chictec and ShenZhen AJS are currently distributors and manufacturers of Home Air Purifiers products.

The total estimated amount of funds required to develop our business is $80,000, which is also the amount we need to meet our requirements for operating needs for the next 12 months of our estimated budget. We need funds for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company. We have generated our initial revenues from operations to date. In order to expand our business operations, we anticipate that we will have to raise additional funding. The most likely source of future funds available to us is through the sale of more products, sale of additional shares of common stock or advances from our sole officer and director, Kamil Hornik, though we do not have an agreement from Mr. Hornik for such cash advances.

We will distribute our Air Purifier products in the US markets to both retail and wholesale customers by finding them on internet and contacting them directly. We do not intend to store inventory for any period of time. The orders will be shipped to the customers depending on customers’ requests. Customers will be responsible for the custom duties, taxes or any other additional charges that might incur. All shipments will be 100% insured for the value of the shipping, and the insurance cost for risk of damage or loss will be customers’ responsibility, we offer a 30 day return policy if any of the products were defective or damaged.

Our products will be offered at prices marked-up from 15% to 20% of our purchase price to retail customers and 10% to15% of our purchased price to wholesale customers. Both retail and wholesale customers will be from us searching the internet, attending trade shows and asking current customers for referrals. We plan to accept retail orders and wholesale orders. We do not intend to offer any credit terms relating to order payments. Our customers are and will be asked to 100% prepay for the products. Customers will also be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill. This will apply to both retail and wholesale customers purchasing our Home Air Purifiers.

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Product Overview of Home Air Purifiers in General

An air purifier is a device which removes contaminants from the air in a room. These devices are commonly marketed as being beneficial to allergy sufferers and asthmatics, and at reducing or eliminating second-hand tobacco smoke. The commercially graded air purifiers are manufactured as either small stand-alone units or larger units that can be affixed to an air handler unit (AHU) or to an HVAC unit. Air purifiers may also be used in industry to remove impurities such as CO2 from air before processing. Pressure swing adsorbers or other adsorption techniques are typically used for this. Dust, pollen, pet dander, mold spores, and dust mite feces can act as allergens, triggering allergies in sensitive people. Smoke particles and volatile organic compounds (VOCs) can pose a risk to health. Exposure to various components such as VOCs increases the likelihood of experiencing symptoms of sick building syndrome. Air purifiers are becoming increasingly capable of capturing a greater number of bacterial, virus, and DNA damaging particulates. Accelerated urbanization, growth in infrastructural activities, and increasing industrialization has multiplied the rate of air pollution in the environment which has resulted in the need for air purification systems across the globe. The increasing income and spending capacity of people in developing economies and increasing demand in various end-use sectors such as automotive, building & construction, healthcare & medical, manufacturing, and energy & utilities are the major factors driving the growth of the air purification market. The strict regulations pertaining to industrial emissions and concern about occupational health and safety of the workers have led the industrial and commercial sector bodies to look into the concern of air purification needs at all their operating facilities.

Dust Collector segment to gain maximum traction during the forecast period

Dust collectors are used to improve the quality of air discharged from commercial and industrial processes through collecting dust, impurities, and other allergen particles from air or gas. A dust collector system generally consists of a blower, dust filter, filter cleaning system, and a dust removal system. It removes solid granule pollutants from exhaust gases before venting to the outer atmosphere and also recovers valuable solid or powder granules from process streams. The demand for this type of air purification system holds a significant part of the air purification market. The reason behind the growth of this product segment is the need of making the ambient and in-door air dust-free, which is the primary concern of the population and government in this industrial era.

Asia-Pacific to play a key role in the air purification market

As noted, through internet research performed by management several factors such as the increasing urbanized population in China and India along with the growth in disposable income, and the growing concern regarding the ill-effects of air pollution on human health in these countries are driving the growth of the Asia-Pacific air purification market. Rapid industrialization and imposition of strict laws pertaining to toxic emission control are also major factors contributing to the growth of the air purification market in this region.

The various key air purification companies profiled in the report are as follows:

Honeywell International Inc. (U.S.)

3M Company (U.S.)

Sharp Corporation (Japan)

Daikin Industries, Ltd. (Japan)

Air Products and Chemicals, Inc. (U.S.)

Clean TeQ Holdings Limited (Australia)

Alfa Laval AB (Sweden)

SPX Corporation (U.S.)

Mann+Hummel GmbH (Germany)

Clarcor Inc. (U.S.)

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According to available industry research, accelerated urbanization, growth in infrastructural activities, and increasing industrialization has multiplied the rate of air pollution in the environment which has resulted in the need for air purification systems across the globe. The increasing income and spending capacity of people in developing economies and increasing demand in various end-use sectors such as automotive, building & construction, healthcare & medical, manufacturing, and energy & utilities are the major factors driving the growth of the air purification market. The strict regulations pertaining to industrial emissions and concern about occupational health and safety of the workers have led the industrial and commercial sector bodies to prioritize the concern for air purification needs at all their operating and manufacturing facilities.

The end-use sectors of air purification systems are automotive, energy & utilities, construction, manufacturing, healthcare & medical, and others which include residential, education, aviation, and hospitality sectors. The automotive sector accounted for the largest market share in 2014 and is projected to be the fastest-growing market for air purification systems from 2015 to 2020. The rising demand for automobiles across the world and the increasing concern for indoor air quality of automobiles are expected to drive the automotive air purification market. The construction and healthcare & medical sectors are expected to follow automotive sector, registering the second- and third-highest CAGR, respectively, during the forecast period.

The air purification market, on the basis of technology, has been segmented into High-Efficiency Particulate Air (HEPA), electrostatic precipitator, activated carbon, and ionic filters. Among these technologies, HEPA is projected to register the fastest growth in the studied market followed by electrostatic precipitator.

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Please note none of the air purifiers depicted in the following graphics are the exact purifiers we sell. The graphics are for educational and information purposes only.

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Based on the information just provided, management believes there are great business opportunities in the Air Purification Products to both US wholesalers and retailers.

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Our Products

The following product types are currently available from our suppliers. To date we have purchased and sold both the Ionizer purifiers and Ozone generators. Our products are not subject to regulation by the United Stated Food and Drug Administration. They are not medical devices, are not labeled as such and we will not promote them as medical devices.

We rely upon the suppliers’ quality assurance testing and proving of the results of the products we resell. The results and benefits noted for each specific type of air filter/purifier are based upon industry norms. While our suppliers can provide us with the testing and quality assurance results for each of the purifiers we purchase from them, we have not had the purifiers tested by an independent laboratory to provide us any statistically significant data demonstrating our products achieve the results disclosed. As of the date of this report our products have also not been verified by AHAM Verified Program participation

PhotoPlasma technology - This technology captures the air pollutant, then decompose to harmless elements rapidly such as CO2 and H2O. It can eliminate indoor formaldehyde and other VOC effectively. Also, it can reduce odor, bacteria & virus (H5N1 viruses, Listeria monocytogenes, E.coil 0157 and Surface bacteria), mold, fumes, smoke, and other airborne impurities

Thermodynamic sterilization (TSS) - This technology uses heat sterilization via a ceramic core with micro capillaries, which are heated to 200 °C (392 °F). It is claimed that 99.9% of microbiological particles - bacteria, viruses, dust mite allergens, mold and fungus spores - are incinerated. The air passes through the ceramic core by the natural process of air convection, and is then cooled using heat transfer plates and released. TSS is not a filtering technology, as it does not trap or remove particles. TSS is claimed not to emit harmful by-products (although the byproducts of partial thermal decomposition are not addressed) and also reduces the concentration of ozone in the atmosphere.

Ultraviolet germicidal irradiation - UVGI can be used to sterilize air that passes UV lamps via forced air. Air purification UVGI systems can be freestanding units with shielded UV lamps that use a fan to force air past the UV light. Other systems are installed in forced air systems so that the circulation for the premises moves micro-organisms past the lamps. Key to this form of sterilization is placement of the UV lamps and a good filtration system to remove the dead micro-organisms. For example, forced air systems by design impede line-of-sight, thus creating areas of the environment that will be shaded from the UV light. However, a UV lamp placed at the coils and drainpan of cooling system will keep micro-organisms from forming in these naturally damp places. The most effective method for treating the air rather than the coils is in-line duct systems, these systems are placed in the center of the duct and parallel to the air flow.

Filter - based purification traps airborne particles by size exclusion. Air is forced through a filter and particles are physically captured by the filter. HEPA filters remove at most 99.97% of 0.3-micrometer particles, and are usually more effective for particles which are larger. HEPA purifiers which filter all the air going into a clean room must be arranged so that no air bypasses the HEPA filter. In dusty environments, a HEPA filter may follow an easily cleaned conventional filter (prefilter) which removes coarser impurities so that the HEPA filter needs cleaning or replacing less frequently. HEPA filters do not generate ozone or harmful byproducts in course of its operation.

Filter HVAC at MERV 14 or above are rated to remove airborne particles of 0.3 micrometers or larger. A high efficiency MERV 14 filter has a capture rate of at least 75% for particles between 0.3 to 1.0 micrometers. Although the capture rate of a MERV filter is lower than that of a HEPA filter, a central air system can move significantly more air in the same period of time. Using a high-grade MERV filter can be more effective than using a high-powered HEPA machine at a fraction of the initial capital expenditure. Unfortunately, most furnace filters are slid in place without an airtight seal, which allows air to pass around the filters. This problem is worse for the higher-efficiency MERV filters because of the increase in air resistance. Higher-efficiency MERV filters are usually denser and increase air resistance in the central system, requiring a greater air pressure drop and consequently increasing energy costs.

Activated carbon material that can adsorb volatile chemicals on a molecular basis, but does not remove larger particles. The adsorption process when using activated carbon must reach equilibrium thus it may be difficult to completely remove contaminants. Activated carbon is merely a process of changing contaminants from a gaseous phase to a solid phase, when aggravated or disturbed contaminants can be regenerated in indoor air sources. Activated carbon can be used at room temperature and has a long history of commercial use. It is normally used in conjunction with other filter technology, especially with HEPA. Other materials can also absorb chemicals, but at higher cost.

Polarized-media electronic air cleaners use active electronically enhanced media to combine elements of both electronic air cleaners and passive mechanical filters. Most polarized-media electronic air cleaners convert 24-volt current to safe DC voltage to establish the polarized electric field. Airborne particles become polarized as they pass through the electric field and adhere to a disposable fiber media pad. Ultra-fine particles (UFPs) that are not collected on their initial pass through the media pad are polarized and agglomerate to other particles, odor and VOC molecules and are collected on subsequent passes. The efficiency of polarized-media electronic air cleaners increases as they load, providing high-efficiency filtration, with air resistance typically equal to or less than passive filters. Polarized-media technology is non-ionizing, which means no ozone is produced.

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Photocatalytic oxidation (PCO) is an emerging technology in the HVAC industry. In addition to the prospect of Indoor Air Quality (IAQ) benefits, it has the added potential for limiting the introduction of unconditioned air to the building space, thereby presenting an opportunity to achieve energy savings over previous prescriptive designs. As with other advanced technologies, sound engineering principles and practices should be employed by the HVAC designer to ensure proper application of the technology. Photocatalytic oxidation systems are able to completely oxidize and degrade organic contaminants. For example, Volatile Organic Compounds found low concentrations within a few hundred ppmv or less are the most likely to be completely oxidized.[5](PCO) uses short-wave ultraviolet light (UVC), commonly used for sterilization, to energize the catalyst (usually titanium dioxide (TiO2)) and oxidize bacteria and viruses. PCO in-duct units can be mounted to an existing forced-air HVAC system. PCO is not a filtering technology, as it does not trap or remove particles. It is sometimes coupled with other filtering technologies for air purification. UV sterilization bulbs must be replaced about once a year; manufacturers may require periodic replacement as a condition of warranty. Photocatalytic Oxidation systems often have high commercial costs.

A related technology relevant to air purification is photoelectrochemical oxidation (PECO) Photoelectrochemical oxidation. While technically a type of PCO, PECO involves electrochemical interactions among the catalyst material and reactive species (e.g., through emplacement of cathodic materials) to improve quantum efficiency; in this way, it is possible to use lower energy UVA radiation as the light source and yet achieve improved effectiveness.

Ionizer purifiers use charged electrical surfaces or needles to generate electrically charged air or gas ions. These ions attach to airborne particles which are then electrostatically attracted to a charged collector plate. This mechanism produces trace amounts of ozone and other oxidants as by-products. Most ionizers produce less than 0.05 ppm of ozone, an industrial safety standard. There are two major subdivisions: the fanless ionizer and fan-based ionizer. Fanless ionizers are noiseless and use little power, but are less efficient at air purification. Fan-based ionizers clean and distribute air much faster. Permanently mounted home and industrial ionizer purifiers are called electrostatic precipitators.

Immobilized cell technology product removes microfine particulate matter from the air by attracting charged particulates to a bio-reactive mass, or bioreactor, which enzymatically renders them inert.

Ozone generators are designed to produce ozone, and are sometimes sold as whole house air cleaners. Unlike ionizers, ozone generators are intended to produce significant amounts of ozone, a strong oxidant gas which can oxidize many other chemicals. The only safe use of ozone generators is in unoccupied rooms, utilising "shock treatment" commercial ozone generators that produce over 3000 mg of ozone per hour. Restoration contractors use these types of ozone generators to remove smoke odors after fire damage, musty smells after flooding, mold (including toxic molds), and the stench caused by decaying flesh which cannot be removed by bleach or anything else except for ozone. However, it is not healthy to breathe ozone gas, and one should use extreme caution when buying a room air purifier that also produces ozone.

Titanium dioxide (TiO2) technology products - nanoparticles of TiO2, together with calcium carbonate to neutralize any acidic gasses that may be adsorbed, is mixed into slightly porous paint. Photocatalysis initiates the decomposition of airborne contaminants at the surface.

Potential customers

We plan to sell our products to both, retail and wholesale customers. The market we intend to focus on will not include the medical industry as this is very product specific market. Our current product offerings are not medical devices and not subject to US FDA regulation. Our President and sole director, Mr. Kamil Hornik will market our products and negotiate agreements with potential wholesale customers in the USA.  We intend to use marketing strategies, such as web advertisements (when our website is ready), direct mailing and phone calls to market our products and acquire potential customers.  We plan to attend trade shows in our industry to showcase our product with a view to find new customers.  If we sell 100% of the shares in this offering, we plan to hire a sales representative.  The salesperson’s job will be to find new wholesale customers and execute agreements with them to buy our products.

We plan to sell our products to both, retail and wholesale customers. Our President and sole director, Mr. Kamil Hornik will market our products and negotiate agreements with potential wholesale customers in the USA. We intend to use marketing strategies, such as web advertisements (when our website is ready), direct mailing and phone calls to market our products and acquire potential customers. We plan to attend trade shows in our industry to showcase our product with a view to find new customers. If we sell 100% of the shares in this offering, we plan to hire a sales representative. The salesperson’s job will be to find new wholesale customers and execute agreements with them to buy our products.

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Competition

There are many well-established manufacturing, distribution and retail sales companies selling Home Air Purifiers. We expect to face medium to high level of resistance when we enter the market, where it will be up to our marketing efforts and negotiation skills to acquire new customers. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases well than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Home Air Purifiers are distributed by many companies as well as numerous stores and websites in the USA. To compete with other companies, we plan to use helpful customer service and offer wider assortment of Home Air Purifiers at competitive prices. We will take significant efforts to promote our product using marketing and internet tools.

Website Marketing Strategy

We plan to develop a website to market and display our products. As of the date of this prospectus we have not yet identified or registered any domain names for our website. To accomplish this, we plan to contract an independent web designing company. Our website will describe our products in detail, show our contact information, and include some general information and pictures of Home Air Purifiers. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and metatags, and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials.

To enhance our sales and to advertise our product we plan to keep improving and developing our website to make it as “user friendly” as possible. Our website will offer a large array of Home Air Purifiers and associated products. The website will be available 24 hours a day, seven days a week allowing customers to shop for our products directly from their homes or offices. We will attempt to provide a customer service department via email where consumers can resolve order and product questions.

Agreements with our suppliers

On June 8, 2016, we entered into a Supply Agreements with Hangzhou XiaoBaiYang Technology CO., LTD.,Hongkong Chictec International Trading Limited and ShenZhen AJS New Energy Technology Co.,LTD, China and Hong Kong limited liability companies (“Hangzhou XiaoBaiYang, Hongkong Chicteca and ShenZhen AJS”), which are established distributors and manufacturers of Home Air Purifiers. The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase any number of Home Air Purifier products (including PhotoPlasma technology products, Thermodynamic sterilization (TSS) products, Ultraviolet germicidal irradiation products, Filters, Polarized-media electronic air cleaners, Photocatalytic oxidation (PCO) and Ionizer purifiers products and Ozone generators) at item prices agreed upon with each supplier. The prices to be paid by us are fixed and can be changed with a simple verbal communication between us and a particular supplier. The Supply Agreements have no minimum purchase requirements. Hangzhou XiaoBaiYang, Hongkong Chictec and ShenZhen AJS are currently distributors and manufacturers of Home Air Purifiers products.

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Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers or consolidations. We purchased our business office in Slovakia; the address of the office is 13025 Klimovske, Zilina, Slovakia, 01001.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that government regulation will have a material impact on the way we conduct our business.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control imposed by China and Hong Kong countries (where our suppliers are) or any of the USA regulation or control, in which we plan to distribute Home Air Purifiers products will have a material impact on the way we conduct our business.

Patents, Trademarks and Copyrights

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws if necessary. We do not hold any intellectual property rights.

Research and Development Activities and Costs

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first 12 months following the date of this prospectus related to the development of our website.

Facilities

We currently own our physical property. Our current business address is 13025 Klimovske, Zilina, Slovakia, 01001. Our telephone number is (702) 924-0620.

Kamil Hornik, our sole officer and director, works on Company business from our business office. This location serves as our primary office for planning and implementing our business plan. Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months. The Company intends to lease its offices in the US at such time as it has sufficient financing to do so.

37

Employees and Employment Agreements

We have no employees as of the date of this prospectus. Our sole officer and director, Kamil Hornik is an independent contractor to the Company and currently devotes approximately 20 hours per week to company matters. After receiving funding, Mr. Hornik plans to devote as much time as the Board of Directors determines is necessary for him to manage the affairs of the Company. As our business and operations increase, we will hire full time management and administrative support personnel.

Reports to Stockholders

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website once our website is completed and launched.

DESCRIPTION OF PROPERTY

We currently own our corporate offices are located at 13025 Klimovske, Zilina, Slovakia, 01001. This location will serve as our primary executive offices for the foreseeable future. Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name	Age	Position

Kamil Hornik	37	President, Secretary, Treasurer and Director

38

Kamil Hornik has served as our President, Treasurer and Director since our formation on April 1, 2016.  Since 2001, Mr. Hornik has been studying at General Milan Rastislav Štefánik Armed Forces Academy in Liptovský Mikuláš, as Computers Major. From 2006 through April 2017, Mr. Hornik was self-employed operating a business “Vzduchu Produkty, S.R.O.” of placing and operating Air Purification products in public and private venues in Slovakia.

Mr. Hornik’s youth, excellent English language skills and enthusiasm for entrepreneurship led to our conclusion that Mr. Hornik should be serving as a member of our Board of Directors.

Term of Office

Each of our directors serves for a term on our Board of Directors that expires until the next annual meeting of shareholders, until his successor shall have been elected and qualified, or until his earlier resignation, death or removal from office in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director, who also serves as our sole officer of the Company. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5000(a)(19) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that each of Mr. Hornik is not “independent” within the meaning of such rules.

Significant Employees

We have no employees. Our sole officer and director, Kamil Hornik currently devotes approximately 20 hours per week to Company matters.

39

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Promoters

Kamil Hornik, our sole officer and director, is also a promoter of the Company because he took the initiative in founding and organizing the business of the Company.

On April 20, 2016, we offered and sold to Mr. Hornik, a total of 4,000,000 shares of common stock for a purchase price of $0.001 per share, for aggregate proceeds of $4,000.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following table sets forth information concerning annual and long-term compensation of the Company for the fiscal years ended January 31, 2018 and 2017, for its executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total($)

Kamil Hornik (1)	2016	0	0	0	0	0	0	0	0

_______

(1) President, Secretary, Treasurer and Director.

40

Employment Agreements, Termination of Employment, Change-In-Control Arrangements

There is currently no employment or other contract or arrangement with any of our officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to officers that would result from their resignation, retirement or other termination from us. There are no arrangements for our officers that would result from a change-in-control. None of our officers have received monetary compensation since our inception to the date of this prospectus.

Stock Option Grants

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers or directors since our inception; accordingly, none were outstanding at January 31, 2018.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of January 31, 2018:

Name	Fees Earned Paid in Cash($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensatio ($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)

Kamil Hornik (1)	0	0	0	0	0	0	0
_______

(1) President, Secretary, Treasurer and Director.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 20, 2016, we sold to Kamil Hornik, our President, Secretary, Treasurer and Director, a total of 4,000,000 shares of common stock for a purchase price of $0.001 per share, for aggregate proceeds of $4,000.

We have not entered into any other transaction, nor are there any proposed transactions, in which our directors and officers, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our officer and directors may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding our common stock owned on January 31, 2017, by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership	Percentage (3)
Kamil Hornik
President, Secretary, Treasurer and Director	4,000,000 shares of common stock	100%

All Directors and Officers as a Group (1 persons)	4,000,000 shares of common stock	100%
_________

(1)

Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown, subject to applicable community property laws, and the mailing address for the beneficial owner is 13025 Klimovske, Zilina, Slovakia, 01001.

(2)	A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of the date of this prospectus, there were 4,000,000 shares of our common stock issued and outstanding.

(3)	Based on 4,000,000 shares of common stock outstanding as of the date of this prospectus.

PLAN OF DISTRIBUTION

Loyal Source Market Services Inc has 4,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 2,000,000 shares of its common stock for sale at the fixed price of $0.04 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. The offering is a direct primary being conducted on a self-underwritten, basis,

42

In connection with the Company’s selling efforts in the offering, Kamil Hornik will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Hornik is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Hornik will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Hornik is not, nor has he been within the past 12 months, a broker or dealer, and he has not, nor have has been within the past 12 months, associated persons of a broker or dealer. At the end of the offering, Mr. Hornik will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Hornik will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Loyal Source Market Services Inc will receive all proceeds from the sale of the 2,000,000 shares being offered.  The price per share is fixed at $0.04 for the duration of this offering.  The Company will determine whether or not to accept a subscription within 24 hours of receipt and all funds from rejected subscriptions will be returned to investors within 48 hours. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board.  In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

We are not a Shell Company registrant as that term is defined in Securities Act Rule 405 and Exchange Act Rule 12b-2 which define a Shell Company as a company, other than an asset-backed issuer, with no or nominal operations; and either:

•	no or nominal assets;

•	assets consisting of cash and cash equivalents; or

•	assets consisting of any amount of cash and cash equivalents and nominal other assets, and because we do have real business operations, have assets (our business office in Slovakia) which consists not only of cash and cash equivalents but also of business office.

Our business office is located at 13025 Klimovske, Zilina, Slovakia, 01001.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Loyal Source Market Services Inc has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Loyal Source Market Services Inc will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

No provision in our Bylaws would have an effect of delaying, deferring or preventing a change in control of the Company or would operate only with respect to an extraordinary corporate transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

The Law Offices of Law Offices Of Alexander E. Kuhne, P.C. has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

43

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, there were 4,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, who is also our sole officer and director. These shares are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Preferred Stock

Though the company’s Articles of Incorporation allow for the issuance of Preferred Stock, the company has no intention of issuing any Preferred Stock shares. The original Articles of Incorporation and Bylaws did not designate the number of shares that could be issued as Preferred Shares. On December 27, 2017 the Board of Directors held a special meeting to designate that 5,000,000 shares of the company’s stock can be issued as Preferred Shares. If Preferred Shares are issued in the future, though we have no plans to do so, the number of shares available for issue as Common Stock would be reduced by the number of Preferred Shares issued.

The company, by resolution of its Board of Directors, may divide and issue the Preferred Stock in series. Preferred Stock of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with the authority to divide the class of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Nevada Revised Statutes in respect to the following:

1. The number of shares to constitute such series, and the distinctive designations thereof;

(a)	The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

(b)	Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c)	The amount payable upon shares in event of involuntary liquidation;

(d)	The amount payable upon shares in event of voluntary liquidation;

(e)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(f)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(g)	Voting powers, if any; and

2. Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We do not currently have a Transfer Agent but we are in the process of retaining one.

44

Anti-Takeover Law

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Legal Matters

There are no legal matters to report.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Loyal Source Market Services Inc or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Alexander E. Kuhne, P.C., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. OLAYINKA OYEBOLA & CO, Chartered Accountants, our independent registered public accountants, have audited our financial statements for the years ended January 31, 2018 and 2017, included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. OLAYINKA OYEBOLA & CO, Chartered Accountants has presented its report with respect to our audited financial statements.

45

WHERE YOU CAN FIND AVAILABLE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

46

LOYAL SOURCE MARKET SERVICES INC

INDEX TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JANUARY 31, 2018 and 2017

F-1

2nd Floor, Nurses House, PC 43, Churchgate Street,
(formerly Afribank Street) Victoria Island, Lagos.
0803 333 8600, 0809 833 8600.
E-mail: olayinka_oyebola@hotmail.com
yinka@olayinkaoyebolaandco.com
www.olayinkaoyebolaandco.com

OLAYINKA OYEBOLA & CO.
Chartered Accountants

INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of **Loyal Source Market Services Inc** as of January 31, 2018 and 2017 and the related statements of operations, changes in shareholders' equity and cash flows for the years ended January 31, 2018 and 2017. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of **Loyal Source Market Services Inc** as of January 31, 2018 and 2017 and the results of its operations and its cash flows for the years ended January 31, 2018 and 2017 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company had small net gain from operations and had limited operations during the period that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LAGOS, NIGERIA
1, March 2018.

OLAYINKA OYEBOLA & CO.
(Chartered Accountants)

3

F-2

LOYAL SOURCE MARKET SERVICES INC

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS (Audited)

	January 31, 2018	January 31, 2017

ASSETS

CURRENT ASSETS
Cash	$1,105	$355

FIXED ASSETS
Office Building	5,200	5,200
Less Accumulated Depreciation	(607)	(260)
TOTAL FIXED ASSETS	4,593	4,940

TOTAL ASSETS	$5,698	$5,295

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Accrued Audit Fees	$500	$1,000
	500	1,000
STOCKHOLDERS' EQUITY

Common stock: authorized 75,000,000; $0.001 par value;
4,000,000 shares issued and outstanding at January 31, 2018 and 2017	4,000	4,000
Income (Deficit) accumulated during the development stage	1,198	295

Total Stockholders' Equity	5,198	4,295

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,698	$5,295

The accompanying notes are an integral part of these financial statements

F-3

LOYAL SOURCE MARKET SERVICES INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS (Audited)

	Year Ended	Year Ended
	January 31, 2018	January 31, 2017
Income:

Revenue	$121,939	$127,571

Cost of Goods Sold:
Product Purchases	114,804	117,271

Gross Profit	7,136	10,300

Operating Expenses:

General and administrative	6,233	10,005

Total Expenses	6,233	10,005

Net income before income tax provision	903	295

Provision for income tax	-	-

Net gain (loss) for the period	$903	$295

Net loss per share:
Basic and diluted	$0.00	$0.00

Weighted average number of shares outstanding:

Basic and diluted	4,000,000	4,000,000

The accompanying notes are an integral part of these financial statements

F-4

LOYAL SOURCE MARKET SERVICES INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (Audited)

	Year Ended	Year Ended
	January 31, 2018	January 31, 2017
Operating activities:

Net gain (loss)	$903	$295
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:
Accrued Audit Fees	(500)	1,000
Accumulated Depreciation	347	260

Net cash provided by operating activities	749	1,555

Investing activities:

Buildings and Land	-	(5,200)

Net cash provided by investing activities	-	(5,200)

Financing activities:

Proceeds from issuance of common stock	-	4,000

Net cash provided by financing activities	-	4,000

Net increase in cash	749	355

Cash, beginning of period	355	-

Cash, end of period	$1,105	$355

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements

F-5

Loyal Source Market Services Inc

Notes to the Financial Statements (Audited)

January 31, 2018

Note 1: Organization and Basis of Presentation

Loyal Source Market Services Inc (the “Company”) is a for profit corporation established under the corporate laws of the State of Nevada on April 1, 2016.

The Company was incorporated to engage in the development and operation of a business in the distribution of Home Air Purifiers produced in Asia.  The Company is in the development phase and intends to expand its business. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of January 31, 2018 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Unless the context otherwise requires, all references to “we,” “us,” “our” or the “Company” are to Loyal Source Market Services Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2017.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-6

Loyal Source Market Services Inc

Notes to the Financial Statements (Audited)

January 31, 2018

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Our customers pay for their product at the time we are advised by the manufacturer/distributor that the product is ready for shipment or pick-up. The Company recognizes revenue when the pre-paid product has been delivered to, or picked up by, the customer. In the event there is a significant delay between the dates the customer pre-pays for the product and the delivery or pick-up of the product, revenue would be deferred until the customer accepts delivery of the product.

Income Taxes

We will use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

F-7

Loyal Source Market Services Inc

Notes to the Financial Statements (Audited)

January 31, 2018

The Company did not record any income tax accrual for the period from inception to January 31, 2018. We expect to incur significant expenses in future periods which will offset the minimal net income shown in the year ended January 31, 2018. For the year ended January 31, 2018 the Company had a net gain of $903 from operations.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Legal Matters

The Company has no known legal issues pending.

Note 4: Capital Stock

The Company has authorized 75,000,000 shares of common stock with a par value of $0.001 per share.

On April 20, 2016 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received proceeds of $4,000 from the sale of the common stock.

As of January 31, 2018, there were no outstanding stock options or warrants.

Note 5: Fixed Assets

On April 27, 2016, the Company purchased an office located at 13025 Klimovske, Zilina, Slovakia, 01001. The purchase price was $5,200. The Company will utilize the space as its primary office.

Fixed assets are stated at cost. The Company will utilize straight-line depreciation over the estimated useful life of the asset.

Buildings – 15 years

Office Equipment – 7 years

During the year ended January 31, 2018 the Company recorded $347 in depreciation expense for the building.

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

F-8

Loyal Source Market Services Inc

Notes to the Financial Statements (Audited)

January 31, 2018

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to January 31, 2018. We expect to incur significant expenses in future periods which will offset the minimal net income shown in the year ended January 31, 2018.

In the future the Company will record income tax accruals at the following rates:

Federal	34%
State	5%
39%

Note 7: Related Party Transactions

On April 20, 2016 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received proceeds of $4,000 from the sale of the common stock.

Note 8: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

During the year ended January 31, 2018 the Company had a net gain from operations of $903. The Company had limited operations during the period from April 1, 2016 (date of inception) to January 31, 2018. There is no guarantee that the Company will continue to generate revenues. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company is currently in the development stage. Management believes that the Company’s current cash of $1,105, the proceeds from the proposed offering pursuant to the Registration Statement on Form S-1 and anticipated revenues will be sufficient to cover the expenses they will incur during the next twelve months.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued, March 1, 2018. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

F-9

_________________________

[Back Page of Prospectus]

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

LOYAL SOURCE MARKET SERVICES INC

_________________________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2018, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$10
Legal and accounting fees and expenses	$3,500
Publishing/Edgarizing	$200
Transfer Agent	$3,300
TOTAL	$7,010

____________

(1)	All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred.

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Our bylaws provide for the indemnification of our directors to the fullest extent permitted by Nevada law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 20, 2016, we offered and sold to Kamil Hornik, our President, Secretary, Treasurer and Director, a total of 4,000,000 shares of common stock for a purchase price of $0.001 per share for aggregate proceeds of $4,000. The Company made the offer and sale in reliance on the exclusion from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of the US, to a non-US person, and with no directed selling efforts in the US. No commission or finder’s fee was paid in connection with the sale of any securities.

49

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (filed previously)
3.2	Bylaws of the Registrant (filed previously)
5.1	Opinion re: Legality and Consent of Counsel (filed previously)
10.1	Supply Agreement, dated June 8, 2016, by and between Registrant and Hangzhou XiaoBaiYang Technology CO., LTD. (filed previously)
10.2	Supply Agreement, dated June 8, 2016, by and between Registrant and Hongkong Chictec International Trading Limited (filed previously)
10.3	Supply Agreement, dated June 8, 2016, by and between Registrant and ShenZhen AJS New Energy Technology Co., LTD (filed previously)
10.4	Form of Subscription Agreement (filed previously)
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of OLAYINKA OYEBOLA & CO, Chartered Accountants

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

51

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1, as amended, and authorized this registration statement to be signed on its behalf by the undersigned, in Zilina, Slovakia, on March 9, 2018

LOYAL SOURCE MARKET SERVICES INC

By:	/s/ Kamil Hornik
Name:	Kamil Hornik
Title:	President, Secretary, Treasurer and Director
(principal executive officer, principal financial officer and principal accounting officer)

53

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kamil Hornik, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Loyal Source Market Services Inc, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Kamil Hornik	President, Secretary, Treasurer and Director	March 9, 2018
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

54

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (filed previously)
3.2	Bylaws of the Registrant (filed previously)
5.1	Opinion re: Legality and Consent of Counsel (filed previously)
10.1	Supply Agreement, dated June 8, 2016 by and between Registrant and Hangzhou XiaoBaiYang Technology CO., LTD. (filed previously)
10.2	Supply Agreement, dated June 8, 2016, by and between Registrant and Hongkong Chictec International Trading Limited (filed previously)
10.3	Supply Agreement, dated June 8, 2016, by and between Registrant and ShenZhen AJS New Energy Technology Co., LTD (filed previously)
10.4	Form of Subscription Agreement (filed previously)
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of OLAYINKA OYEBOLA & CO, Chartered Accountants

55